                                                                    Exhibit 11.1
                                                                    ------------


                   CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES

                Statement re:  Computation of Per Share Earnings


The following computations set forth the calculations of basic and diluted net income per share for the years ended December 31, 1997, 1996, and 1995.

                              (amounts in thousands, except for per share data)

                                               Basic     Diluted
                                             earnings   earnings
                                             per share  per share
                                             ---------  ---------

For the year ended December 31, 1997:
Net income                                    $ 9,632      9,632
                                              =======     ======

Weighted average number of common shares
  outstanding                                  10,838     11,101
                                              =======     ======

Net income per common share                   $  0.89       0.87
                                              =======     ======



For the year ended December 31, 1996:
Net income                                    $12,683     12,683
                                              =======     ======

Weighted average number of common shares
  outstanding                                  10,769     11,001
                                              =======     ======

Net income per common share                   $  1.18       1.15
                                              =======     ======



For the year ended December 31, 1995:
Net income                                    $10,759     10,759
                                              =======     ======

Weighted average number of common shares
outstanding                                    10,574     10,739
                                              =======     ======

Net income per common share                    $ 1.02       1.00
                                              =======     ======